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                                [SAB LETTERHEAD]

                                                        EXHIBIT 7(b)
                                 April 30, 1999

National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

              Re:   National Variable Life Insurance Account
                    Registration Statement on Form S-6
                    File No. 333-44723

Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 2 to Form S-6 for National Variable Life Insurance Account, which Prospectus describes certain last survivor flexible premium variable universal life policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP



                                        By: /s/ Stephen E. Roth

                                                Stephen E. Roth